As filed with the Securities and Exchange Commission on August 14, 2006

Registration No. 333-68042

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AQUILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	44-0541877
(State or other	(IRS Employer
Jurisdiction of	Identification
Incorporation)	No.)

20 West Ninth Street

Kansas City, Missouri 64105

(Address of registrant’s Principal Executive Offices)

AQUILA, INC.

AQUILA, INC. RETIREMENT INVESTMENT PLAN

(Full title of the plan)

Brad L. Bacon, Esq.

Assistant General Counsel

and Assistant Secretary

Aquila, Inc.

20 West Ninth Street

Kansas City, Missouri 64105

(816) 421-6600

(Name and address and telephone number, including area code, of agent for service)

Copy to:

Steven F. Carman, Esq.

Blackwell Sanders Peper Martin LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

(816) 983-8000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	2,000,000 shares	$ 4.285	$ 8,570,000	$ 917

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In addition, includes a preference stock purchase right attached to each share of common stock that, prior to the occurrence of certain events, will not be evidenced separately from the common stock. Also includes shares issued as a result of a stock split or stock dividend or other anti-dilution provision.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s Common Stock as listed on the New York Stock Exchange composite tape on August 9, 2006.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is to register 2,000,000 additional shares of Common Stock, par value $1.00 per share, of Aquila, Inc. (the “Company”), issuable pursuant to the Company’s Retirement Investment Plan. In accordance with General Instruction E on Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-68042) are incorporated by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:	Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission by the Company are incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
2.	The Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;
3.

The Company’s Reports on Form 8-K filed on January 6, 2006 (two filed), January 23, 2006, March 6, 2006, March 7, 2006, May 3, 2006, June 15, 2006, June 19, 2006, June 29, 2006, July 7, 2006, July 18, 2006 (Form 8-K/A to June 29, 2006 Form 8-K), and August 3, 2006; and

4.	The Annual Report on Form 11-K of the Company’s Retirement Investment Plan for the fiscal year ended December 31, 2005.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all securities offered hereunder have been sold or deregistering all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 8:	Exhibits
4.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.3

Amendment to the Rights Agreement, dated as of March 15, 2002, between the Company and UMB Bank, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent (incorporated by reference to Exhibit 4(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

5.1	Opinion of Brad L. Bacon, Esq.

23.1	Consent of Brad L. Bacon, Esq. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Kansas City, Missouri, independent public accountants.
24.1	Power of Attorney (included in the signature page to the Registration Statement).

Item 9: Undertakings

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on August 2, 2006.

AQUILA, INC.

By:        /s/ Richard C. Green

Richard C. Green

President, Chief Executive Officer and

Chairman of the Board of Directors

The undersigned persons in the capacities indicated appoint Richard C. Green and Christopher M. Reitz, our true and lawful attorneys with power to each of them to sign for us this registration statement and any and all amendments to this registration statement, and generally do all such things in our names and in our capacities to enable Aquila, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with this offering.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on August 2, 2006:

Signature	Title

/s/ Richard C. Green Richard C. Green	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Beth A. Armstrong Beth A. Armstrong	Chief Accounting Officer (Principal Financial and Accounting Officer)

/s/ Irvine O. Hockaday , Jr. Irvine O. Hockaday, Jr.	Director

/s/ Heidi E. Hutter Heidi E. Hutter	Director

/s/ Stanley O. Ikenberry Stanley O. Ikenberry	Director

/s/ Patrick J. Lynch. Patrick J. Lynch	Director

/s/ Nicholas J. Singer Nicholas J. Singer	Director

Pursuant to the requirements of the Securities Act of 1933, the Compensation and Benefits Committee has duly caused and authorized this registration statement to be signed by the undersigned, hereto duly authorized, in the City of Kansas City, State of Missouri, on August 2, 2006.

AQUILA, INC. RETIREMENT

INVESTMENT PLAN

By: /s/   Irvine O. Hockaday, Jr.

Name: Irvine O Hockaday, Jr., on behalf of the Compensation and Benefits Committee of the Board of Directors

AQUILA, INC.

INDEX TO EXHIBITS

Exhibit
Number	Document

4.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.3

Amendment to the Rights Agreement, dated as of March 15, 2002, between the Company and UMB Bank, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent (incorporated by reference to Exhibit 4(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

5.1	Opinion of Brad L. Bacon, Esq.

23.1	Consent of Brad L. Bacon, Esq. (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Kansas City, Missouri, independent public accountants.
24.1	Power of Attorney (included in the signature page to the Registration Statement).